UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 2, 2015

(Date of earliest event reported)

Wonder International Education & Investment Group Corporation

(Exact name of registrant as specified in its charter)

Arizona	333-163635	26-2773442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

7702 E Doubletree Ranch Road, Unit 300, Scottsdale, AZ 85258

  (Address of Principal Executive Offices)

480-607-4393

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2015, the Company completed a transaction pursuant to a Stock Purchase Agreement whereby Mr. Xie Chungui cancelled 16,600,000 shares of common stock held in the Company in exchange for the Company transferring to him all of the issued and outstanding shares of Anhui Lang Wen Tian Cheng Consulting & Management Co., Ltd., a PRC company (“WOFE”). The WOFE had certain contractual arrangements with Anhui Wonder Education & Investment Management Corporation, a PRC company (“China Wonder”). China Wonder had ceased operations during April 2014. The Stock Purchase Agreement was entered into on April 2, 2015, and the is subject to shareholder approval. Mr. Xie formerly was the Company’s Chairman and controlling shareholder. The Stock Purchase Agreement is attached hereto as Exhibit 10.14, and any reference herein to the Agreement and its terms and provisions are qualified in its entirety to the attached agreement.

On July 15, 2015, Mr. Keith Wong was appointed a Director of the Company and on April 23, 2015 Mr. Wong was appointed Chief Executive Officer of the Company. On July 15, 2015, Mr. Xie Chungui and Mr. Xiang Wei both resigned in their respective capacities as officers and directors of the Company.

There was no arrangement or understanding between the newly appointed director and any other person(s) (naming such person) pursuant to which such director was elected in such capacity. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new director had or will have a direct or indirect material interest. There are no family relationships between the new director and any other director or executive officer of the Company. There is no material plan, contract or arrangement (whether or not written) to which the new director is a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 3.02 Unregistered Sales of Equity Securities.

Item 5.01 Changes in Control of Registrant.

On July 17, 2015, the Company completed a subscription agreement with Mr. Keith Wong, the Company’ sole director and Chief Executive Officer, pursuant to which Mr. Wong acquired 21,000,000 shares of the Company in exchange for $50,000. After giving effect to the subscription, Mr. Wong beneficially owns 21,152,397 shares of the Company or 86.7% of the issued and outstanding common stock of the Company based upon 24,400,000 shares of common stock issued and outstanding as of the date of this transaction.

The above transaction was exempt under Section 4(2) and 3(b) of the Securities Act of 1933, as amended, and the rules and regulations promulgated there under, including Regulations D, due to the facts that the investor is an accredited investor, acquired the shares for investment purposes and not with a view for re-distribution, had access to sufficient information concerning the Company, and the certificate(s) representing such shares will bear a restrictive legend.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.14. Stock Purchase Agreement dated April 2, 2015, by and between Wonder International Education And Investment Group Corp, an Arizona corporation and Mr. Xie Chungui.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder International Education & Investment Group Corporation

By:	: /s/ Keith Wong
Name: Keith Wong
Title: Chief Executive Officer
Date: July 20, 2015